EXHIBIT 99.1

AvePoint Announces Third Quarter 2025 Financial Results

Third quarter SaaS revenue of $84.0 million, representing 38% year-over-year growth, 35% on a constant currency basis
Third quarter Total revenue of $109.7 million, representing 24% year-over-year growth, 21% on a constant currency basis
Total ARR of $390.0 million, representing 26% year-over-year growth

JERSEY CITY, N.J., Nov. 06, 2025 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT, SGX: AVP), the global leader in data security, governance and resilience, today announced financial results for the third quarter ended September 30, 2025.

“Highlighted by record quarterly net new ARR, non-GAAP operating profitability and operating cash flow generation, our third quarter results demonstrate our ability to deliver on the growing demand from our customers and partners to tackle the most pressing AI-related data security and governance challenges,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Our platform-driven approach to governing and securing data, coupled with our ongoing innovation, especially as agentic AI intensifies existing data management challenges, uniquely positions AvePoint to lead, and we are excited for a strong close to 2025.”

Third Quarter 2025 Financial Highlights

  Revenue: Total revenue was $109.7 million, up 24% from the third quarter of 2024. Within total revenue, SaaS revenue was $84.0 million, up 38% from the third quarter of 2024.
  Gross Profit: GAAP gross profit was $81.6 million, compared to $67.6 million for the third quarter of 2024. GAAP gross margin was 74.4%, compared to 76.1% for the third quarter of 2024. Non-GAAP gross profit was $82.4 million, compared to $68.4 million for the third quarter of 2024. Non-GAAP gross margin was 75.1%, compared to 77.0% for the third quarter of 2024.
  Operating Income/(Loss): GAAP operating income was $8.1 million, compared to $7.7 million for the third quarter of 2024. GAAP operating margin was 7.4%, compared to 8.6% in the third quarter of 2024. Non-GAAP operating income was $24.1 million, compared to $17.8 million for the third quarter of 2024. Non-GAAP operating margin was 22.0%, compared to 20.1% in the third quarter of 2024.
  Cash, cash equivalents and short-term investments: $472.0 million as of September 30, 2025.
  Cash from operations: For the nine months ended September 30, 2025, the Company generated $55.6 million of cash from operations, compared to $56.1 million generated in the prior year period.

Third Quarter 2025 Key Performance Indicators and Recent Business Highlights

  ARR as of September 30, 2025 was $390.0 million, up 26% year-over-year, both on a reported basis and when adjusted for FX.
  Dollar-based gross retention rate was 88%, while dollar-based net retention rate was 110%, both on a reported basis and when adjusted for FX.
  Announced new data protection solutions for Monday.com, Docusign, Smartsheet, Okta, Confluence, and Google Virtual Machines; deeper visibility into the lifecycle and compliance of Copilot Studio Agents; and a new Operational Efficiency Command Center, which helps companies centralize, streamline and track the impact of data governance practices.
  Launched enhanced points-based Global Partner Program aimed at accelerating growth through an ecosystem that rewards active participation, tracks meaningful performance, and equips partners with the resources needed for success.
  Announced its listing on the Main Board of Singapore Exchange Securities Trading Limited (the “SGX-ST”) under the symbol “AVP”, making AvePoint the first B2B SaaS stock to be listed on the SGX-ST and the first company to be dual listed on both Nasdaq and the SGX-ST.

Financial Outlook
The Company is raising its full-year guidance for revenue and non-GAAP operating income, which includes the respective third quarter outperformance relative to guidance, as well as incremental raises for both metrics.

For the fourth quarter of 2025, the Company expects:

  Total revenues of $110.0 million to $112.0 million, or year-over-year growth of 23% to 26%. On a constant currency basis, the Company expects revenue growth of 20% to 23%.
  Non-GAAP operating income of $21.0 million to $22.0 million.

For the full year 2025, the Company now expects:

  Total ARR of $412.8 million to $418.8 million, or year-over-year growth of 26% to 28%. Adjusted for FX, the Company expects ARR growth of 24% to 26%.
  Total revenues of $414.8 million to $416.8 million, or year-over-year growth of 25.5% to 26.1%. On a constant currency basis, the Company expects revenue growth of 23.5% to 24.1%.
  Non-GAAP operating income of $77.3 million to $78.3 million, or a non-GAAP operating margin of 18.6% to 18.8%, representing year-over-year margin expansion of nearly 430 basis points.

Quarterly Conference Call

AvePoint will host a conference call today, November 6, 2025, to review its third quarter 2025 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 2236745. Investors can also join the webcast here. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Beyond Secure. AvePoint is the global leader in data security, governance, and resilience, going beyond traditional solutions to ensure a robust data foundation and enable organizations everywhere to collaborate with confidence. Over 25,000 customers worldwide rely on the AvePoint Confidence Platform to prepare, secure, and optimize their critical data across Microsoft, Google, Salesforce, and other collaboration environments. AvePoint’s global channel partner program includes approximately 5,000 managed service providers, value-added resellers, and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, the amortization of acquired intangible assets and expenses related to the secondary listing on the SGX-ST and the Company’s decision to discontinue its participation in a growth equity fund. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (Loss) (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
SaaS	$83,982	$60,866	$230,241	$165,820
Term license and support	11,143	14,140	31,255	35,128
Services	13,766	10,810	39,189	31,808
Maintenance	837	2,988	4,125	8,543
Total revenue	109,728	88,804	304,810	241,299
Cost of revenue:
SaaS	14,596	10,624	41,156	30,139
Term license and support	278	373	1,074	1,202
Services	13,255	10,057	35,973	28,777
Maintenance	16	167	320	487
Total cost of revenue	28,145	21,221	78,523	60,605
Gross profit	81,583	67,583	226,287	180,694
Operating expenses:
Sales and marketing	35,593	30,050	105,888	90,459
General and administrative	23,925	17,043	62,304	52,095
Research and development	13,936	12,838	39,585	35,827
Total operating expenses	73,454	59,931	207,777	178,381
Income from operations	8,129	7,652	18,510	2,313
Other income (expense), net	4,678	(4,541)	6,024	(8,107)
Income (loss) before income taxes	12,807	3,111	24,534	(5,794)
Income tax (benefit) expense	(210)	183	5,058	6,170
Net income (loss)	$13,017	$2,928	$19,476	$(11,964)
Net income (loss) attributable to noncontrolling interest	—	308	321	(59)
Net income (loss) available to common stockholders	$13,017	$2,620	$19,155	$(11,905)
Net income (loss) per share:
Basic	$0.06	$0.01	$0.09	$(0.07)
Diluted	$0.06	$0.01	$0.08	$(0.07)
Weighted average shares outstanding:
Basic	212,001	183,946	205,049	182,753
Diluted	232,897	203,859	228,985	182,753

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$471,640	$290,735
Accounts receivable, net	90,884	87,365
Prepaid expenses and other current assets	18,169	16,695
Total current assets	580,693	394,795
Property and equipment, net	6,140	5,289
Goodwill	37,908	17,715
Intangible assets, net	12,349	8,889
Operating lease right-of-use assets	18,380	15,954
Deferred contract costs	65,304	59,838
Other assets	22,741	16,575
Total assets	$743,515	$519,055
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,519	$2,352
Accrued expenses and other current liabilities	83,200	76,135
Current portion of deferred revenue	159,136	144,468
Total current liabilities	244,855	222,955
Long-term operating lease liabilities	11,344	9,909
Long-term portion of deferred revenue	15,066	8,840
Other liabilities	5,441	6,403
Total liabilities	276,706	248,107
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 212,588 and 194,071 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	21	19
Additional paid-in capital	970,918	779,007
Accumulated other comprehensive income	6,744	576
Accumulated deficit	(510,874)	(510,448)
Noncontrolling interest	—	1,794
Total stockholders’ equity	466,809	270,948
Total liabilities and stockholders’ equity	$743,515	$519,055

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Operating activities
Net income (loss)	$19,476	$(11,964)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,642	4,020
Operating lease right-of-use assets expense	6,400	4,975
Foreign currency remeasurement loss	4,302	1,212
Stock-based compensation	31,441	29,807
Deferred income taxes	(3,617)	(235)
Allowance for credit loss on notes receivables	4,037	—
Other	78	(4)
Change in value of earn-out and warrant liabilities	(408)	11,717
Changes in operating assets and liabilities:
Accounts receivable	2,210	6,873
Prepaid expenses and other current assets	(972)	1,767
Deferred contract costs and other assets	(8,616)	(3,280)
Accounts payable, accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(16,167)	(598)
Deferred revenue	12,792	11,844
Net cash provided by operating activities	55,598	56,134
Investing activities
Maturities of investments	140	5,361
Purchases of investments	(140)	(1,850)
Repurchase of noncontrolling interest	(12,148)	—
Capitalization of internal-use software	(1,162)	(947)
Purchase of property and equipment	(2,986)	(2,303)
Issuance of notes receivables	—	(1,500)
Cash paid in business combinations, net of cash acquired	(14,893)	—
Other investing activities	—	(130)
Net cash used in investing activities	(31,189)	(1,369)
Financing activities
Purchase of common stock	(27,309)	(21,704)
Proceeds from warrant exercises	168,189	—
Proceeds from stock option exercises	8,519	3,613
Funds held on behalf of others	6,064	—
Redemption of redeemable noncontrolling interest	—	(6,130)
Purchase of public warrants	—	(3,991)
Repayments of finance leases	(5)	(6)
Redemption of warrants	(2)	—
Net cash provided by (used in) financing activities	155,456	(28,218)
Effect of exchange rates on cash	1,040	94
Net increase in cash and cash equivalents	180,905	26,641
Cash and cash equivalents at beginning of period	290,735	223,162
Cash and cash equivalents at end of period	$471,640	$249,803
Supplemental disclosures of cash flow information
Income taxes paid	$4,700	$5,552
Unpaid purchase consideration transferred in connection with the business combination	$5,499	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Non-GAAP operating income
GAAP operating income	$8,129	$7,652	$18,510	$2,313
GAAP operating margin	7.4%	8.6%	6.1%	1.0%
Stock-based compensation expense	10,678	9,811	31,441	29,807
Amortization of acquired intangible assets	477	362	1,489	1,064
Secondary listing costs	2,941	—	2,941	—
Discontinuation of growth equity fund	1,917	—	1,917	—
Non-GAAP operating income	$24,142	$17,825	$56,298	$33,184
Non-GAAP operating margin	22.0%	20.1%	18.5%	13.8%

Non-GAAP gross profit
GAAP gross profit	$81,583	$67,583	$226,287	$180,694
GAAP gross margin	74.4%	76.1%	74.2%	74.9%
Stock-based compensation expense	409	530	1,150	1,516
Amortization of acquired intangible assets	360	242	1,092	722
Non-GAAP gross profit	$82,352	$68,355	$228,529	$182,932
Non-GAAP gross margin	75.1%	77.0%	75.0%	75.8%

Non-GAAP sales and marketing
GAAP sales and marketing	$35,593	$30,050	$105,888	$90,459
Stock-based compensation expense	(2,679)	(2,186)	(7,847)	(6,684)
Amortization of acquired intangible assets	(117)	(120)	(397)	(342)
Non-GAAP sales and marketing	$32,797	$27,744	$97,644	$83,433
Non-GAAP sales and marketing as a % of revenue	29.9%	31.2%	32.0%	34.6%

Non-GAAP general and administrative
GAAP general and administrative	$23,925	$17,043	$62,304	$52,095
Stock-based compensation expense	(5,515)	(4,925)	(15,849)	(15,451)
Secondary listing costs	(2,941)	—	(2,941)	—
Discontinuation of growth equity fund	(1,917)	—	(1,917)	—
Non-GAAP general and administrative	$13,552	$12,118	$41,597	$36,644
Non-GAAP general and administrative as a % of revenue	12.4%	13.6%	13.6%	15.2%

Non-GAAP research and development
GAAP research and development	$13,936	$12,838	$39,585	$35,827
Stock-based compensation expense	(2,075)	(2,170)	(6,595)	(6,156)
Non-GAAP research and development	$11,861	$10,668	$32,990	$29,671
Non-GAAP research and development as a % of revenue	10.8%	12.0%	10.8%	12.3%